To Our Stockholders,

Overall, our financial results for fiscal year 2011 were disappointing due to a decline in event-driven revenues from their unprecedented high levels in fiscal year 2010 to their historical low levels in fiscal year 2011. While I am disappointed with this year’s financial results, I do not believe our 2011 fiscal year results are reflective of the core value-creation foundation that we have enhanced and expanded upon this year. During 2011, our results-driven management team and engaged associates continued to provide higher service levels to our clients resulting in a 99% overall client revenue retention rate. The Broadridge brand of rock-solid execution and reliability continues to lead our industry at an even higher level with significant new client wins across both of our business segments. This year, we successfully executed against our strategic initiatives and closed a record number of acquisitions that will leverage our strong brand and proven execution skills.

As you will read in this letter, these activities have positioned Broadridge for sustained recurring revenue and earnings growth in fiscal year 2012, and particularly in fiscal year 2013. By adding the value of these activities to the anticipated return of event-driven revenues to their historical normal levels, we were able to present to the Street with confidence our fiscal year 2012 non-GAAP earnings per share guidance of $1.50 to $1.60. We believe this should be followed with $2.00 per share in earnings in fiscal year 2013. When I compare our earnings performance in fiscal year 2010 to fiscal year 2011 and our closing stock price at the end of fiscal years 2010 and 2011, I am pleased and grateful that so many of our investors looked beyond the unprecedented decline in event-driven activity, and, I believe, somewhat recognized the value-creation potential for which we have so well positioned ourselves.

Exhibit 99.1

In fiscal year 2011, Broadridge successfully executed a number of new strategic initiatives, establishing a strong foundation for long term value creation.

•	Acquired Matrix Financial Solutions, Inc., a leading independent provider of mutual fund processing solutions for the defined contribution market

•	Acquired NewRiver, Inc., an industry leader in electronic investor disclosure solutions for mutual funds and annuities

•	Acquired Forefield, Inc., the foremost provider of real-time sales, education and client communication solutions for financial institutions and their advisors

•	Launched the industry’s first mobile proxy voting platform

•	Entered into an agreement with Charles Schwab to launch a new technology portal that will enhance sales reporting to Schwab’s more than 600 mutual fund partners

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Entered into a second agreement with Charles Schwab where Broadridge will provide the technology services needed to support Schwab’s multi-currency and multi-country trade processing, accounting and reporting

•	Closed our largest new Securities Processing Solutions contract with a large international bank

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Just after year-end, acquired Paladyne Systems, Inc., a leading provider of buy-side technology solutions for the global investment management industry, giving Broadridge the opportunity to provide solutions for at least $10 billion of the buy-side market

Our Fiscal Year 2011 Results

This year’s decline in Investor Communication Solutions event-driven revenues was primarily related to lower mutual fund proxy fee revenues, which declined from $150 million to $39 million between fiscal years 2010 and 2011. This decline masked our otherwise strong recurring revenue growth in fiscal year 2011. Although Broadridge’s revenues declined 2% to approximately $2.2 billion, our recurring revenues were up 12% as a result of our successful acquisitions, our outsourcing services agreement with Penson, strong closed sales results and internal growth. However, net earnings from continuing operations decreased 19% in 2011 to $176 million due to lower revenues and product mix, and in particular, the decline of event-driven mutual fund proxy revenue which has strong incremental margins due to our ability to leverage our large fixed cost proxy infrastructure.

Our closed sales for the year were $134 million. Our recurring revenue closed sales of $113 million were the second highest in our history after fiscal year 2010’s results, and will continue to create a higher recurring revenue base from which to produce future growth. Even though these results were slightly lower than last year, I am pleased with the quality of those sales. For example, our Securities Processing Solutions segment’s sales increased 25% due to an increase in large transactions with fees greater than $5 million per year.

We generated free cash flows of $143 million during fiscal year 2011. We used $75 million of this cash to pay an annual dividend of $0.60 per share, which was an increase of 7% as compared to fiscal year 2010. This past August, our Board of Directors again increased the annual dividend by 7% to $0.64 per share. This is the fourth consecutive year the Board has increased our dividend payout. We also opportunistically repurchased 8.7 million shares ($190 million) of our outstanding common stock, at an average price of $21.83 per share, and spent approximately $300 million on acquisitions. Free cash flow was lower than normal this year due to some year-over-year timing differences as well as lower earnings. We expect free cash flow and net earnings generally to mirror each other unless we have a one-time event like the IBM conversion – which we anticipate will be completed in fiscal year 2012.

As I noted earlier, I do not believe that our fiscal year 2011 financial results are reflective of the value-creation progress that occurred during the year, and I am very pleased with our significant accomplishments during the year. We continued to deliver on our vision to be an indispensible business partner to our clients, an employer of choice to our associates and a solid long term investment for our stockholders. We achieved a record client revenue retention rate of 99% in fiscal year 2011 – a rate of which I am extremely proud. We have increased the pace of investment in our businesses, are committed to continued increases in product breadth, strong performance and greater returns. I would like to highlight several of the reasons I am so confident about Broadridge’s future, beginning with my views on capital stewardship.

Capital Stewardship

Broadridge’s cash is our investors’ cash. We are confident in our ability to generate strong cash flows and we are committed to using that cash to pay a meaningful dividend, execute strategic tuck-in acquisitions and opportunistically repurchase our stock. We are also committed to maintaining our investment grade credit rating, not because we are risk averse, but because it is important to our clients – and that is good for our business.

Fiscal year 2011 was a record year for acquisitions as we spent almost $300 million to acquire three businesses. We did not set out to spend a record amount on acquisitions. Having developed a deep acquisition pipeline over time, we identified three strategic tuck-ins this year that we believe meet the 20% internal rate of return hurdle requirement we have set for acquisitions. We expect these transactions to contribute meaningful revenue growth and earnings beginning in fiscal year 2012.

In January, we acquired Matrix Financial Solutions, Inc. for approximately $200 million. Matrix is the leading independent provider of mutual fund processing solutions for the defined contribution market. The Matrix acquisition emphasizes Broadridge’s commitment to the mutual fund industry. In August 2010, we acquired NewRiver, Inc. for approximately $80 million. NewRiver is a leader in mutual fund electronic investor disclosure solutions and was an important supplier to Broadridge for almost a decade. In December 2010, we acquired Forefield, Inc. for nearly $20 million. Forefield is a leading provider of real-time sales, education and client communications solutions for financial institutions and their advisors. This acquisition enhances our continued leadership in e-communications.

Subsequent to our fiscal year-end, we acquired Paladyne Systems, Inc. for approximately $80 million. Paladyne is a leading provider of buy-side technology solutions for the global investment management industry. Paladyne will serve as the foundation to expand Broadridge’s buy-side offering, enabling us to bring Paladyne’s unique solutions to hedge funds, our prime brokerage clients, asset managers, hedge fund administrators and other asset servicers.

Our stockholders should expect me to view the stewardship of their cash as one of my most important responsibilities as CEO. I firmly believe that Broadridge’s strong cash flows absolutely differentiate us as an investment, which makes our stewardship of the cash even more important. Meaningful dividends attract a wider base of investors and all investors should view our commitment to pay meaningful dividends as a priority in our use of cash. We believe that acquisitions that create profitable revenue growth and sustainable market differentiation are a very good use of cash. We continuously evaluate acquisition opportunities, but you should not expect us to continue fiscal year 2011’s level of acquisition activity every year. In addition, we intend to buy back our shares to offset any equity compensation dilution and to evaluate other buy-back opportunities when cash is available. However, our stockholders should not expect us to lever up beyond our investment grade to do acquisitions or buy-backs and, of course, you should expect us to maintain a rock-solid balance sheet.

Our Businesses

Across both of our segments, you will note that the volume and importance of the data that Broadridge manages continues to grow significantly. Whether it is the protection of the identity of underlying security owners (a vast majority for whom Broadridge processes communications) or the identity of trading participants (for whom Broadridge systems provide the processing for the clearance and settlement of over $4 trillion a day in transactions), data management, and the security of that data, is a growing and meaningfully differentiated core competency of Broadridge. During this year, we have taken our industry-leading standards for the protection of our clients’ confidential data to the next level. Between our SAS 70 Type II reviews and expanded ISO 27001 assessments, Broadridge is arguably the safest place for any customer data. Our competitors say data security is a priority; however, we are not aware of any competitor that covers nearly the number of solutions with an ISO 27001 certification that Broadridge does. That is why we win with virtually every product we provide even though our clients and prospects are well aware that we never intend to be the cheapest, but we always intend to be the best.

Investor Communication Solutions

Broadridge’s Investor Communication Solutions segment is a great business that delivers stockholder communications and proxy management solutions and represents approximately 72% of our revenue. While Investor Communications’ fiscal year 2011 recurring revenue closed sales were down approximately $15 million to $64 million, our fiscal year 2010 results included a $40 million contract with Morgan Stanley Smith Barney. Overall, we feel good about our recurring revenue closed sales results. Our pipeline is strong and we are pursuing many large opportunities.

We have begun integrating Matrix’s back-office, trust, custody, trading and mutual fund settlement services, and communications into our current suite of services. Matrix’s unique turn-key retirement solutions increase our product offering to the bank, trust and third-party administrator markets, deepen Broadridge’s relationships with nearly 500 mutual fund complexes, and have created new relationships with about 145 third-party administrators.

Our Access Data business unit leverages our overall unique investor communications data hub and enables the distribution of investor and intermediary information for fund compliance and administration. Access Data recently entered into an agreement with Charles Schwab to build a new technology portal that will significantly expand upon the sales reporting and data analytics capabilities Schwab currently provides to more than 600 mutual fund sponsors on the Schwab Mutual Fund OneSource® and Mutual Fund Marketplace® platforms. This portal will provide unprecedented access to fund asset, trading and sales information. This partnership underscores the value we bring to the mutual fund arena as an industry information hub between asset managers and intermediaries, providing data transparency across all distribution channels.

We also launched Optimal ProxyTM during fiscal year 2011, our innovative proxy campaign management solution for mutual funds that applies a scientific approach to analyzing the details of a fund’s stockholder base, delivering greater proxy planning accuracy and campaign control for proxy events, helping to reduce costs and increase voter participation. Optimal Proxy is a game changer.

We have confidence in the mutual fund marketplace. We will continue our efforts to direct retirement fund transaction processing, provide efficiencies with solutions like fully-integrated content and order management, grow data aggregation, management and reporting services, and increase market share in mutual fund proxy distribution, solicitation and tabulation services.

As part of our strategy to expand the communications solutions in our Investor Communications business in 2011, we acquired two companies that create content – NewRiver and Forefield.

NewRiver is a leader in electronic investor disclosure solutions. With a complete data warehouse of regulatory disclosure documents and productivity tools to complement our electronic delivery platforms, we can now offer additional solutions to our brokerage, mutual fund, variable annuity and retirement plan clients.

Our acquisition of Forefield demonstrates our commitment to providing enhanced investor communication solutions. Forefield’s web-based platform is used by financial institutions and their advisors to deliver educational and marketing materials to their clients. Forefield enables us to reach more than 60,000 financial advisors at 145 enterprises and to deliver regulatory and transactional information to investors.

We continued our implementation of the Morgan Stanley Smith Barney transaction reporting agreement. This is the most recent of several large-scale lift-outs of customer communication operations that Broadridge has executed for some of the industry’s largest financial firms. We are providing Morgan Stanley Smith Barney with customer communications services and account statement processing.

One of our more exciting innovations launched in 2011 was Mobile ProxyVote® – a product that allows stockholders to use any browser-enabled mobile or tablet computing device to cast votes, without the need to download an app. Mobile ProxyVote leverages existing and emerging technologies to improve the effectiveness and efficiency of investor communications, and ultimately, to increase retail investor participation in the voting process. Since its launch in March of this year, over 250,000 stockholders have used this new technology to vote their proxies, with preliminary analysis indicating a large increase in stockholders who voted their proxies for the first time. Our stockholders will be able to vote their Broadridge shares using their mobile devices in connection with this year’s annual meeting.

We also launched The Advisor Mailbox in fiscal year 2011, an electronic communications platform for the financial advisor community that delivers proactive and immediate access to the communications and documents that are sent to their customers. The Advisor Mailbox streamlines multiple communication paths for all investor-related documents into a single-visit financial portal that is assimilated into an advisor’s platform. The Advisor Mailbox is the latest complement to our Investor Mailbox solution that already enhances the investor portals with similar functionality. In combination, our Mailbox products provide a holistic network environment that supports and complements any client communication strategy.

We expanded our multi-channel communications offerings by adding another distribution channel to our portfolio of communication solutions – Digital Mail. In conjunction with Pitney Bowes’ new VollyTM secure digital delivery service, Digital Mail, a consumer-focused delivery and consolidation service, we will enable our clients, including bank, broker-dealer, mutual fund and corporate issuer clients, to provide their customers with more choice and control over how they receive and manage their financial communications. The new platform will empower consumers to receive, view, organize and manage bills, statements, financial documents and other content from multiple providers using a single, spam-free application.

We are pleased that corporate issuers have increased their use of the latest technologies for their stockholder communications, including our Virtual Shareholder Meeting and Shareholder Forum services. During the past year, we enabled 34 companies to hold Virtual Shareholder Meetings, providing them with the ability to host their annual meeting electronically on the Internet, either on a stand-alone basis or in conjunction with a physical annual meeting. I am also pleased with the high participation levels during both the Best Buy and

Coca-Cola Shareholder Forums, the increased participation levels each successive year for the Intel Stockholder Forum, and the use of a hybrid virtual shareholder meeting by NYSE Euronext. These advanced and convenient technologies provide additional, efficient options for companies and their stockholders to easily communicate with each other.

Broadridge is proud to continue its tradition of holding an annual Virtual Shareholder Meeting, and will hold our third virtual meeting on November 16, 2011. I believe affording our stockholders, Board of Directors and management an opportunity to fully participate in our virtual annual meeting provides greater transparency in the communications and voting processes.

Since entering the stock transfer agency business last year, we have been growing the business at a rate slightly greater than one client per week. We are committed to making our clients’ year-round management of their stockholder administration functions better, easier and more efficient. The best prospects for our transfer agency business are the 1,650 issuers who are already satisfied Broadridge clients and use us for part of their transfer agency needs due to our superior offerings driven by the latest technologies. We plan on leveraging those relationships to disrupt the transfer agency marketplace.

We are pleased that during the past fiscal year, Broadridge provided corporate issuers with an estimated savings of about $870 million in the performance of our proxy services. The savings are a result of the application of Broadridge technologies for householding, electronic delivery and managed account processing. These processing technologies, in conjunction with ProxyEdge®, our complete electronic proxy management system, resulted in the elimination of about 55% of physical proxy mailings – saving paper, printing and postage costs for corporate and investment company issuers and their stockholders.

Our Notice & Access (N&A) solutions allow companies to take advantage of cost savings through the use of electronic distribution of their proxy materials. This fiscal year, our N&A processing capabilities provided an estimated $235 million in savings to issuers. We continue to view the complexities of regulatory changes as opportunities to create even greater levels of technology-driven efficiency and participation in stockholder communications and proxy voting.

In the global proxy arena, we completed an agreement with Euroclear to offer a new end-to-end proxy voting service that makes it easier for investors to vote electronically at general meetings. Our agreement with Euroclear follows one of our most fundamental strategies – to provide a comprehensive proxy voting process that is cost-effective, easier, more efficient and transparent.

Last year, the Securities and Exchange Commission (SEC) issued a Concept Release regarding a wide range of topics related to the U.S. proxy system. The Concept Release is an initiative by the SEC to improve the proxy process by having the financial services industry leverage currently available and proven technologies. I remain fully committed to, and confident about, Broadridge’s ability to drive forward the proxy process model using our latest and evolving technological innovations to enable further transparency, easier access to information and a more efficient way for stockholders to exercise their voting rights.

For example, to address a concern outlined in the Concept Release, we had the privilege to be part of a group of industry leaders assembled by the University of Delaware’s John L. Weinberg Center for Corporate Governance to review the integrity of the U.S. stockholder voting process. The group’s efforts to provide both retail and institutional investors a degree of certainty and comfort that their votes are counted as cast is directly aligned with Broadridge’s fundamental commitment to the integrity of the process. We provide tabulation services for more than 1,600 corporate issuers and have already provided our institutional clients with direct end-to-end vote confirmation through our ProxyEdge electronic voting platform. I am proud our participation in the University of Delaware’s initiative allowed us to build upon our expertise with our client-driven model for vote confirmation and make suggestions for an industry solution to increase the retail investor’s ability to achieve end-to-end vote confirmation in the U.S. marketplace.

We are gratified that the New York Stock Exchange and SEC have never had a better understanding of what we do and the value we provide to the proxy process. We have clearly established that the free market fees for proxy services are more than double the NYSE and SEC regulated rates. In addition, we are not aware of any proposed rules or legislation that would cause us to anticipate a decline in pricing. The value we bring to the proxy process continues to significantly exceed the benefits Broadridge and its stockholders receive.

Securities Processing Solutions

Our Securities Processing Solutions business is a proven market leader in mission-critical services with high revenue retention and emerging growth opportunities. This segment maintains a strong, flexible business model that supports real-time global trading of equity, option, mutual fund, and fixed income securities in established and emerging markets. And, our operations outsourcing solutions allow broker-dealers to outsource to us functions relating to securities clearing and settlement.

Broadridge’s value proposition is solid. We can integrate into our clients’ existing operations unobtrusively and completely relieve their burden of developing and implementing their own processes and technology, or a firm can outsource just a portion of its functions. The flexibility exists to suit each client’s unique needs.

Closed sales in the Securities Processing Solutions business were up 25% compared with the prior year, and we are executing on our $75 million backlog of implementations of systems processing and outsourcing solutions. We recently signed our largest new securities processing solutions contract with a large international bank that will use our services for the back-office processing of all of its U.S. institutional equity and fixed income business.

In 2010, we sold our securities clearing contracts to Penson Financial Services and we no longer perform securities clearing services for correspondent broker-dealers. We’ve made significant progress with the implementation of the Penson outsourcing services agreement. Recently, we successfully on-boarded Penson Canada and anticipate the full conversion to be completed in the second quarter of the current fiscal year. The Penson outsourcing services contract is expected to generate approximately $50 million in annual revenue when fully converted.

Our Gloss platform is the market-leading securities transaction processing solution for international operations, enabling our clients to process securities transactions in more than 50 countries. Our trusted brand remains the industry standard for fixed income processing, and we provide fixed income trade processing services to 13 of the 20 primary dealers of fixed income securities in the U.S. We process approximately 55% of all U.S. fixed income trades, which equated to approximately $4 trillion in trades on average per day in 2011. Additionally, on average, we process over 1.5 million equity trades per day in U.S. and Canadian securities.

We continue to expand our business process outsourcing (BPO) solutions beyond traditional securities processing. Leveraging our strategic alliance with IBM, in addition to back-office and middle-office securities processing services, we can perform administrative functions for financial services firms that already know and trust Broadridge.

Our portfolio of global securities processing and outsourcing solutions had strong growth last year. We signed an agreement with Charles Schwab to significantly expand Schwab’s global investing offering. A major component of the relationship will be the launch of a multi-country and multi-currency offering, enabling Schwab’s clients to trade in 12 markets and eight currencies. Broadridge will provide the technology services needed to support currency trade processing, accounting and reporting, and will seamlessly integrate with Schwab’s in-house U.S. solution.

Continuing our long term strategy to increase our global reach, we announced new connectivity solutions for the Singapore and India markets, while extending the asset coverage of our international processing solution. We also enhanced our platform solution in Japan by adding connectivity and associated processing for Japanese government bonds and Japanese yen payments that clear and settle through the Bank of Japan’s system.

Over the last year, we’ve integrated our acquisition of City Networks, a leading solution and services provider of reconciliation, multi-asset process automation and operational risk management solutions. With more than 400 clients in over 40 countries, the Broadridge City Networks business underscores our global strategy of extending a growing range of solutions to our bank, broker-dealer and asset management client base, while also extending our reach beyond our traditional client base to foreign exchange, money market and over-the-counter derivatives dealers.

Our Commitment to the Service Profit Chain

The service profit chain is the foundation of everything we do at Broadridge and is one of the most important aspects of our culture. Each year the bar is raised higher for us to perform smarter and better. Broadridge associates live the Service Profit Chain – a continuous loop in which highly engaged Broadridge associates deliver superior service to our clients, which builds client loyalty and retention, which ultimately fuels profitability and enhances stockholder returns.

Our ongoing success depends on our people, our culture and our core values. In a difficult year, our associates continued to provide world class service throughout all levels of the organization and remained fully engaged in creating new levels of efficiency for our clients. Their performance was evidenced by our record 99% client revenue retention rate in fiscal year 2011.

During the year, Broadridge’s leadership as an employer was recognized both regionally and globally.

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Broadridge was named one of the Best Companies to Work For in New York State for the fourth consecutive year. We are one of only four companies to make the list every year in the award’s four-year history.

•	Broadridge was recognized for the third consecutive year as a Great Place to Work® in Canada.

•	For the second consecutive year, Broadridge ranked as one of the Top 40 Best Employer Brands in India by the Employer Branding Institute in India.

In addition to our business fundamentals being solid and our operating units continuing to demonstrate resiliency, I firmly believe a high level of associate engagement is critical for our future success and growth. As clients experience our world class client service, they will continue to purchase our solutions and recommend us to other potential clients. That creates value that is ultimately passed on to you, our stockholders. These employer leadership awards represent a highly engaged global team that will enable Broadridge to continue to put us far ahead of the competition, in turn adding more credence to Broadridge’s leadership role in the financial services industry – a leadership role that benefits our associates, clients and stockholders.

Our organization benefits from the strength of its diverse teams, helping us to better service a deep and varied customer base. As part of our Executive Diversity Committee’s ongoing commitment to diversity and inclusion throughout the company, we made progress in further emphasizing our inclusive culture this past year by launching the Broadridge Women’s Leadership Forum, a group of more than 40 senior women from throughout the organization. The Forum leverages the perspectives of Broadridge’s women and uses their insight to formulate plans to better address our goals of building a diverse and engaged workforce. We believe succeeding in the marketplace is keenly linked to drawing out the best in each of our associates and valuing the importance of individual talents. Our unyielding passion to deliver extraordinary value to our associates, clients, and stockholders begins and ends with our core values. Throughout the past year, we continued to take seriously our responsibility to be a model citizen of the global community. Broadridge supports several organizations and sponsors many community and associate activities:

•	Among the most significant of our programs is the Broadridge Foundation, which supports educational and community relief programs with an emphasis on benefits to children.

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Our more than 15 years of supporting Fountain House, an organization headquartered in New York City that provides employment, education, housing and community support for individuals with mental illness.

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Our annual Cultural Week celebration, which is a grassroots, associate-initiated event that marks the year’s accomplishments and celebrates cultural diversity and diverse perspectives in the workplace.

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The Broadridge Environmental Committee launched its Environmental Policy, which provides a framework for establishing goals and reporting on Broadridge’s green initiatives to reduce negative impacts on the environment.

Our corporate citizenship commitment will continue to evolve as we do, and I look forward to the continued support we intend to bring to our communities.

An Executable Path to Total Stockholder Return Growth

We’ve worked to be more independent of market conditions to achieve our revenue and earnings growth goals. Our acquisition philosophy is to build a portfolio that will supplement Broadridge’s strong recurring revenue base and ensure Broadridge will create value regardless of when the economy rebounds. The current environment has generated numerous acquisition opportunities and we identified several strong growth areas in which to invest during the last 18 months. Some of our acquisitions were strategic in nature and some created disruptive opportunities. Regardless of whether the market is up or down, there are always growth opportunities and our goal is to build a portfolio that will grow and provide strong returns during good markets and enable our stockholders, clients and associates to remain confident in Broadridge during the inevitable challenging markets.

We always strive to provide our stockholders with consistent returns. To that end, Broadridge has delivered strong stockholder value in our four years as a public company. A combination of stock price appreciation plus dividends paid from 2007 to 2011 has resulted in a total stockholder return (TSR) of approximately 6% through June 30, 2011. This is better performance than the S&P 500 TSR of 1.2% over the same period. In addition, we have performed well during the past four years as measured by TSR compared to a peer group of our competitors.

However, I can’t tell you that I am pleased with only 6% annual TSR since our spin-off. In 2011, we successfully expanded our long term value-creation foundation and we are excited about our executable path to TSR growth. We expect to be able to deliver strong TSR through our commitment to careful capital stewardship as well as by increasing our revenues and profits through recurring revenue closed sales, market-driven volume growth and carefully chosen tuck-in acquisitions.

For fiscal year 2012, we anticipate revenue growth of 8% to 10%, non-GAAP earnings before interest and taxes (EBIT) margins of 13.8% to 14.4%, and non-GAAP diluted earnings per share (EPS) of $1.50 to $1.60 per share. Our non-GAAP guidance differs from our guidance provided using generally accepted accounting principles (GAAP) to exclude the impact of costs we will incur related to the migration of our data center to IBM in order to provide a better representation of our actual performance.

I believe Broadridge is evolving from a fiscal year 2012 and 2013 story to a long term investment opportunity that is capable of sustainable total stockholder returns in the top quartile of public companies. I expect that over the next three years Broadridge will grow revenue by approximately 6% to 9% annually, primarily as a result of continued strong closed sales, the Penson outsourcing services agreement, the Morgan Stanley Smith Barney transaction reporting agreement and an anticipated return to historical normal levels of event-driven proxy activity. We also expect to increase EBIT margins from approximately 13% to a range of 17% to 19% and continue our stockholder-friendly use of cash. All of these factors should enable us to generate EPS of $2.00 or more in fiscal year 2013 and beyond.

Despite difficult global economic conditions, Broadridge stands firm in its commitment to provide innovative technologies and solutions to support the financial services industry and to provide strong stockholder value. I am deeply grateful to the associates, clients and stockholders who continue to place their trust in us and our business. It continues to be my great privilege to work alongside the Broadridge team of dedicated professionals and I want to thank the thousands of Broadridge associates whose tireless efforts have generated solid performance to date, and have created our exciting portfolio of opportunities. And thank you to our clients and stockholders – our responsibility to you impacts everything we do each and every day.

Rich Daly

Chief Executive Officer

October 7, 2011